INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-65329, 333-65327, 333-35887, 333-43081, 33-65916, 33-65918 of Mylan
Laboratories Inc. on Form S-8 of our report dated May 14, 1999 (May 18, 1999 as to Note S), incorporated by reference in this Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1999.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 24, 1999

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-65329, 333-65327, 333-35887, 333-43081, 33-65916, 33-65918 of Mylan
Laboratories Inc. on Form S-8 of our report dated January 29, 1999, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries for each of the three years in the period ended December 31, 1998, included in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1999.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 24, 1999